Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use of our report dated May 18, 2015, with respect to the financial statements of Westmoreland Kemmerer Inc., included in this Current Report (Form 8-K/A) of Westmoreland Resource Partners, LP.

/s/ Ernst & Young LLP
Denver, Colorado
October 14, 2014